Exhibit 99.1

Tallgrass Energy Announces Open Season

To Link Natural Gas from the Denver-Julesburg Basin to Markets Across the Country

LEAWOOD, Kan., Sept. 12, 2017 – Tallgrass Energy Partners, LP (NYSE: TEP) is pleased to announce the launch of an open season to transport natural gas on the Cheyenne Connector pipeline (“Cheyenne Connector”) from the Denver-Julesburg Basin (“DJ Basin”) to the Rockies Express Pipeline (“REX”) Cheyenne Hub just south of the Colorado-Wyoming border. Cheyenne Connector has signed long-term precedent agreements to transport 600 MMcf/d of natural gas with affiliates of Anadarko Petroleum Corporation (NYSE: APC) and DCP Midstream, LP (NYSE: DCP). Cheyenne Connector will provide takeaway solutions for DJ Basin gas producers, connecting natural gas to REX’s Cheyenne Hub where it can then be delivered to numerous demand markets across the country on either REX or other interconnected pipelines.

Cheyenne Connector, to be operated by Tallgrass, will be a large-diameter pipeline approximately 70 miles long, with an initial capacity of at least 600 MMcf/d and significant capability for expansion. Tallgrass is jointly developing the pipeline with Western Gas Partners, LP (NYSE: WES) and DCP, who both hold an option to invest in Cheyenne Connector at a later date. Cheyenne Connector is expected to be in service in Q3 2019, subject to certain conditions, including required approvals from the Federal Energy Regulatory Commission.

“We are pleased to support this takeaway solution which will facilitate continued growth of the DJ,” said Scott Moore, Senior Vice President for Anadarko.

“We believe this project is another important step in developing and expanding market access to serve our customers and meet their DJ production growth,” said Don Baldridge, President of Commercial for DCP.

TEP’s Chief Commercial Officer Matt Sheehy agreed, saying, “Tallgrass is excited to work with Anadarko and DCP to serve the needs of the producing community in the DJ Basin. As production increases in the basin, additional pipeline capacity is needed, and by taking gas to the REX Cheyenne Hub, Cheyenne Connector will further link Rockies gas to diverse end-user markets across the country.”

About Tallgrass Energy

Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP), and privately held Tallgrass Development, LP. Operating across 10 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

About Western Gas Partners, LP

Western Gas Partners, LP (“WES”) is a growth-oriented Delaware master limited partnership formed by Anadarko Petroleum Corporation to acquire, own, develop and operate midstream energy assets. With midstream assets located in the Rocky Mountains, North-central Pennsylvania and Texas, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing and transporting condensate, natural gas liquids and crude oil; and gathering and disposing of produced water for Anadarko, as well as for other producers and customers.

For more information about Western Gas Partners, LP and Western Gas Flash Feed updates, please visit www.westerngas.com.

About DCP Midstream

DCP Midstream, LP (NYSE: DCP) is a midstream master limited partnership, with a diversified portfolio of assets, engaged in the business of gathering, compressing, treating, processing, transporting, storing and selling natural gas; producing, fractionating, transporting, storing and selling NGLs and recovering and selling condensate. DCP owns and operates more than 60 plants and 63,000 miles of natural gas and natural gas liquids pipelines, with operations in 17 states across major producing regions and leads the midstream segment as one of the largest natural gas liquids producers and marketers and one of the largest natural gas processors in the U.S. Denver, Colorado based DCP is managed by its general partner, DCP Midstream GP, LP, which is managed by its general partner, DCP Midstream GP, LLC, which is 100% owned by DCP Midstream, LLC. DCP Midstream, LLC is a joint venture between Enbridge and Phillips 66. For more information, visit the DCP Midstream, LP website at www.dcpmidstream.com.

Cautionary Note Concerning Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements” within the meaning of the U.S. securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management “expects,” “believes,” “anticipates,” “will,” or “may” occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include whether the Cheyenne Connector project will be completed and, if such project is completed, whether it will be completed on time, on budget or consistent with the expected specifications outlined in this press release, including Cheyenne Connector’s expected ability to deliver volumes into REX’s Cheyenne Hub, and whether the Cheyenne Connector project will provide surety of gas flows or additional market access for customers. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP, DCP, Anadarko and their affiliates, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP, DCP, Anadarko or their affiliates with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and none of the entities referenced in this press release intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Tallgrass Energy:

Investor and Financial Inquiries

Nate Lien, 913-928-6012

investor.relations@tallgrassenergylp.com

or

Media and Trade Inquiries

Phyllis Hammond, 303-763-3568

phyllis.hammond@tallgrassenergylp.com

or

Western Gas Partners, LP:

Jonathon E. VandenBrand, 832-636-6000

jon.vandenbrand@anadarko.com

or

DCP Midstream:

Irene Lofland, 303-605-1822

Ilofland@dcpmidstream.com

or

Media

Roz Elliott, 303-605-1707

rlelliott@dcpmidstream.com